UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2011
FORESTAR GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33662 (Commission File Number)	26-1336998 (I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746
(Address of Principal Executive Officers including Zip Code)
(512) 433-5200
(Registrant’s Telephone Number, including Area Code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On July 7, 2011, Forestar Group Inc. (the “Company”) issued a press release announcing, as part of its strategic initiatives designed to enhance shareholder value, that its wholly owned subsidiary, Forestar (USA) Real Estate Group Inc. (“Forestar Real Estate”), had entered into a definitive agreement (the “Agreement”) with Plum Creek Timber Company, Inc. (“Plum Creek”) to sell to Plum Creek approximately 50,000 acres of timberlands located in Alabama and Georgia (the “Timberlands”) for a cash purchase price of approximately $75 million.
     Forestar Real Estate will retain mineral rights with respect to the Timberlands, and an option to acquire the mitigation rights to approximately 1,000 acres for use in mitigation banks.
     The parties anticipate closing the transaction in third quarter 2011, subject to customary closing conditions. The Company intends to use the proceeds from this sale in accordance with its previously announced strategic initiatives.
     A copy of the press release issued by the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Forestar Group Inc., dated July 7, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Date: July 7, 2011	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by Forestar Group Inc., dated July 7, 2011